UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of report: February 11, 2008
Date of earliest event reported: February 11, 2008

PACIFIC ASIA PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-52770	30-0349798
(Commission File Number)	(IRS Employer Identification Number)
250 East Hartsdale Ave., Hartsdale, New York 10530
(Address of principal executive offices)
(914) 472-6070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d)
     On February 11, 2008, Pacific Asia Petroleum, Inc. (the “Company”) (PFAP.PK) announced the appointment of Robert C. Stempel to its Board of Directors, effective February 11, 2008. Mr. Stempel was the former Chairman and CEO of General Motors Corporation and Energy Conversion Devices, Inc.
     Mr. Stempel retired as Chairman and Chief Executive Officer from General Motors Corporation in November 1992. He was named Chairman and CEO in August 1990. Prior to serving as Chairman, he had been President and Chief Operating Officer of General Motors Corporation since September 1, 1987. Mr. Stempel retired as Chief Executive Officer and Chairman of Energy Conversion Devices, Inc. effective, respectively, on August 31, 2007 and on December 11, 2007. Mr. Stempel became Chairman of Energy Conversion Devices, Inc. in December of 1995.
     Mr. Stempel is a member of the National Academy of Engineering. He is also a Fellow of the Society of Automotive Engineers and the Engineering Society of Detroit, and a Life Fellow of the American Society of Mechanical Engineers. In October 2001 he was awarded the Golden Omega Award for important contributions to technical progress in the electrical/electronics field. In November 2001 he was awarded the Soichiro Honda Medal for significant engineering contributions in the field of personal transportation. Mr. Stempel serves as Chairman of the National Commission Against Drunk Driving headquartered in Washington, D.C., and Chairman of the Council of Great Lakes Industries supporting the industrial and environmental activities of the Council of Great Lakes Governors.
     There are no arrangements or understandings between Mr. Stempel and any other persons pursuant to which Mr. Stempel was selected as a director. Mr. Stempel is not currently appointed, nor currently expected to be appointed, to any committee of the Company’s Board of Directors. The Board of Directors granted Mr. Stempel 10,000 shares of the Company’s restricted Common Stock, effective February 11, 2008, under the Company’s 2007 Stock Plan. The fair market value per share of the restricted stock was equal to the mean price per share between the representative bid and asked prices on the close of business on Friday, February 8, 2008, the business day immediately prior to the date of grant in the domestic over-the-counter market as reported by Pink Sheets LLC, in accordance with the terms of the 2007 Stock Plan. The restricted stock is subject to a Company repurchase option that lapses with respect to 50% of the shares on September 17, 2008, and the balance 50% on March 17, 2009, so long as Mr. Stempel remains a director, employee of, or consultant to the Company and subject to the terms and conditions of a restricted stock purchase agreement to be entered into by and between the Company and Mr. Stempel and the 2007 Stock Plan.
     A copy of the press release announcing the foregoing is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
99.1	Press Release, dated February 11, 2008.

SIGNATURES
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 11, 2008

Pacific Asia Petroleum, Inc.
By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer